UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2021

AMPLITUDE HEALTHCARE ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39138	85-2984849
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Avenue of the Americas, Fl 40 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 823-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	AMHCU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	AMHC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	AMHCW	The Nasdaq Stock Market LLC

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders

On September 22, 2021, Amplitude Healthcare Acquisition Corporation, a Delaware corporation (“AMHC” or the “Company”), held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, a total of least 9,872,643 shares (78.9%) of AMHC’s issued and outstanding common stock held of record as of August 20, 2021, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. Of these 9,872,643 shares of common stock, 2,500,000 were Class B Common Stock, par value $0.0001 per share, of AMHC and 7,372,643 were Class A Common Stock, par value $0.0001 per share, of AMHC (“Class A Common Stock”). AMHC’s stockholders voted on the following proposals at the Special Meeting, which were set forth in the definitive proxy statement/prospectus for the Special Meeting that was filed with the Securities and Exchange Commission (the “SEC”) on August 26, 2021 (the “Final Prospectus”), each of which was approved. The final vote tabulation for each proposal is set forth below.

1.	The Business Combination Proposal. To consider and vote upon a proposal to (a) adopt and approve the Business Combination Agreement, dated as of May 5, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among AMHC, Ample Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of AMHC (“Merger Sub”), and Jasper Therapeutics, Inc., a Delaware corporation (“Jasper”), pursuant to which Merger Sub will merge with and into Jasper, with Jasper surviving the merger as a wholly owned subsidiary of AMHC (together with the other transactions described in the Business Combination Agreement, the “Business Combination”) (the time that the Business Combination becomes effective being referred to as the “Effective Time”) and (b) approve the Business Combination. In connection with the Business Combination, AMHC will be renamed “Jasper Therapeutics, Inc.” (“New Jasper”) and Jasper will be renamed “Jasper Tx Corp.”. Subject to the terms and conditions set forth in the Business Combination Agreement, at the Effective Time:

	i.	each outstanding share of Jasper common stock and Jasper preferred stock will be automatically cancelled, extinguished and converted into the applicable number of shares of voting common stock, par value $0.0001 per share, of New Jasper (“New Jasper Voting Common Stock”) or, in certain circumstances, non-voting common stock, par value $0.0001 per share, of New Jasper (“New Jasper Non-Voting Common Stock”, together with New Jasper Voting Common Stock, “New Jasper Common Stock”), based on Jasper’s equity value;

	ii.	each outstanding vested and unvested option to purchase shares of Jasper’s common stock will be cancelled in exchange for a comparable option to purchase shares of New Jasper Voting Common Stock, based on Jasper’s equity value; and

	iii.	each unvested award of restricted shares of Jasper’s common stock will be converted into a comparable right to receive restricted shares of New Jasper Common Stock, based on Jasper’s equity value.

For purposes herein and the Business Combination Agreement, Jasper’s equity value is deemed to be an agreed upon amount equal to $275.0 million.

Votes For	Votes Against	Abstentions
9,366,228	506,415	0

2.	The Charter Amendment Proposal. To consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, a proposed amended and restated certificate of incorporation (the “Proposed Charter”), which will amend and restate AMHC’s current amended and restated certificate of incorporation (the “Current Charter”), and which Proposed Charter will be in effect when duly filed with the Secretary of State of the State of Delaware in connection with the Closing (as defined in the Business Combination Agreement).

Votes For	Votes Against	Abstentions
9,366,228	506,415	0

3.	The Bylaws Amendment Proposal. To consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the proposed amended and restated bylaws (the “Proposed Bylaws”), which will amend and restate AMHC’s current bylaws.

Votes For	Votes Against	Abstentions
9,366,228	506,415	0

4.	The Advisory Charter Amendment Proposals. To consider and vote upon a proposal to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which were presented in accordance with the requirements of the SEC as eight separate sub-proposals:

(a)	Advisory Charter Proposal A – To change the corporate name of New Jasper to “Jasper Therapeutics, Inc.”;

Votes For	Votes Against	Abstentions
9,052,845	819,798	0

(b)	Advisory Charter Proposal B – To increase AMHC’s capitalization so that it will have 490,000,000 authorized shares of voting common stock, 2,000,000 authorized shares of non-voting common stock and 10,000,000 authorized shares of preferred stock;

Votes For	Votes Against	Abstentions
9,030,144	842,499	0

(c)	Advisory Charter Proposal C – To provide that the removal of any director be only for cause and by the affirmative vote of at least 66⅔% of New Jasper’s then-outstanding shares of capital stock entitled to vote generally in the election of directors (provided that as of the three-year anniversary of the Closing Date (as defined in the Business Combination Agreement), such reference to “66⅔%” shall be deemed to be “50%”);

Votes For	Votes Against	Abstentions
8,604,284	1,268,359	0

(d)	Advisory Charter Proposal D – To provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66⅔% of New Jasper’s then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class (provided that as of the three-year anniversary of the Closing Date, such reference to “66⅔%” shall be deemed to be “50%”);

Votes For	Votes Against	Abstentions
8,626,883	1,245,760	0

(e)	Advisory Charter Proposal E – To provide that amendments to the Proposed Bylaws will require the approval of at least 66⅔% of New Jasper’s then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single-class (provided that as of the three-year anniversary of the Closing Date, such reference to “66⅔%” shall be deemed to be “50%”);

Votes For	Votes Against	Abstentions
8,626,884	1,245,759	0

(f)	Advisory Charter Proposal F – To make New Jasper’s corporate existence perpetual as opposed to AMHC’s corporate existence, which is required to be dissolved and liquidated 24 months following the closing of its initial public offering, and to remove from the Proposed Charter the various provisions applicable only to special purpose acquisition companies;

Votes For	Votes Against	Abstentions
9,366,228	506,415	0

(g)	Advisory Charter Proposal G – To remove the provision that allows certain stockholders to act by written consent as opposed to holding a stockholders meeting; and

Votes For	Votes Against	Abstentions
8,604,284	1,268,359	0

(h)	Advisory Charter Proposal H – To remove the current limitation in place on the corporate opportunity doctrine.

Votes For	Votes Against	Abstentions
9,343,628	529,015	0

5.	The Nasdaq Stock Issuance Proposal. To consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, (a) the issuance of up to 27,500,000 newly issued shares of New Jasper Common Stock in the Business Combination, which amount will be determined as described in more detail in the Final Prospectus and (b) the PIPE Investment (as defined in the Business Combination Agreement).

Votes For	Votes Against	Abstentions
9,366,128	506,515	0

6.	The Director Election Proposal. To consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the appointment of five directors who, upon consummation of the Business Combination, will become directors of New Jasper:

Director Nominee	Votes For	Votes Withheld
Kurt von Emster, Class I director	9,366,128	506,515
Anna French, D.Phil, Class II director	9,366,128	506,515
Judith Shizuru, M.D., Ph.D., Class II director	9,366,128	506,515
William Lis, Class III director	9,366,128	506,515
Christian W. Nolet, Class III director	9,366,128	506,515

7.	The Equity Incentive Plan Proposal. To consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the Jasper Therapeutics, Inc. 2021 Equity Incentive Plan, a copy of which was appended to the Final Prospectus as Annex D, which will become effective as of the date immediately preceding the date of the Closing.

Votes For	Votes Against	Abstentions
9,188,845	683,798	0

8.	The ESPP Proposal. To consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the Jasper Therapeutics, Inc. 2021 Employee Stock Purchase Plan, a copy of which was appended to the Final Prospectus as Annex E, which will become effective as of the date immediately preceding the date of the Closing.

Votes For	Votes Against	Abstentions
9,051,945	820,698	0

9.	The Adjournment Proposal. To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposal, the Bylaws Amendment Proposal, the Nasdaq Stock Issuance Proposal, the Director Election Proposal, the Equity Incentive Plan Proposal or the ESPP Proposal, or the Company determines that one or more of the closing conditions under the Business Combination Agreement is not satisfied.

Votes For	Votes Against	Abstentions
8,974,263	898,380	0

Item 8.01 Other Events

On September 22, 2021, AMHC and Jasper issued a press release announcing that AMHC’s stockholders approved the Business Combination and the other proposals presented at the Special Meeting. This press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated into this Item 8.01 by reference.

9,262,099 shares of Class A Common Stock were redeemed in connection with the Business Combination (the “Redemptions”). The Business Combination Agreement provides that the obligation of Jasper to consummate the Business Combination is conditioned on, among other things, a minimum cash condition under which, as of the Effective Time, the sum of (i) the aggregate cash proceeds available for release to the Company and Merger Sub from the Company’s trust account in connection with the transactions contemplated by the Business Combination Agreement (after giving effect to any Company stockholder redemptions) and (ii) the aggregate cash proceeds actually received by the Company and Merger Sub in respect of the PIPE Financing (as defined in the Business Combination Agreement), must be equal to at least $130.0 million in the aggregate (the “Minimum Cash Condition”). As a result of the Redemptions, Jasper has agreed to waive the Minimum Cash Condition.

Additionally, in connection with the Closing, Amplitude Healthcare Holdings LLC (the “Sponsor”) has agreed to make certain adjustments to the previously announced Sponsor earnout, in which the Sponsor shall deposit into escrow at the Closing certain shares of New Jasper Voting Common Stock owned by the Sponsor (the “Sponsor Earnout Shares”), which Sponsor Earnout Shares shall now be released as follows: (i) 250,000 Sponsor Earnout Shares will be released if, during the period from and after the Closing until the third anniversary of the Closing (the “Earnout Period”) within any thirty (30) day consecutive trading day period, the volume-weighted average purchase price of the New Jasper Common Stock (the “Applicable VWAP”) is greater than or equal to $11.50; (ii) 500,000 Sponsor Earnout Shares will be released if, during the Earnout Period, the Applicable VWAP is greater than or equal to $15.00, and (iii) 300,000 Sponsor Earnout Shares will be released if, during the Earnout Period, the Applicable VWAP is greater than or equal to $18.00. The Sponsor has also agreed to forfeit 200,000 shares of AMHC’s Class B common stock, and, as a result, the Sponsor will receive 2,300,000 shares of New Jasper Voting Common Stock at Closing, with 1,050,000 of such shares subject to the Sponsor earnout described in the foregoing sentence.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated September 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

Date: September 22, 2021	AMPLITUDE HEALTHCARE ACQUISITION CORPORATION

	By:	/s/ Bala Venkataraman
Bala Venkataraman
Chief Executive Officer